EXHIBIT 1

CUSIP No. 82846H405

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit 1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended.

Date: November 13, 2024

FINEPOINT CAPITAL LP

By:	/s/ Stacy L. Vezina
Name: Stacy L. Vezina
Title: General Counsel and Chief Compliance Officer

HERBERT WAGNER

/s/ Herbert Wagner
Herbert Wagner, individually

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